Exhibit 99.1

News Release

Inpixon Reports First Quarter 2020 Financial Results and
Provides Corporate Update

Revenue Increased 32% Year over Year for the First Quarter of 2020

Conference Call to be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif. and TORONTO, May 11, 2020 /PRNewswire/ -- Inpixon (Nasdaq: INPX), a leading indoor data company that specializes in delivering indoor intelligence, today provided a business update and reported financial results for the first quarter of 2020.

Nadir Ali, CEO of Inpixon, commented, “In light of the unprecedented times resulting from the impact of COVID-19 on organizations and businesses throughout the world, I’m pleased to report a 32% increase in revenue year over year when compared to the same period last year, driven primarily by our mapping capabilities and solutions. With the help and dedication of all of our employees who have had to work harder than ever to balance work responsibilities with the challenges of family life during extremely difficult times, we have been able to seamlessly continue our business operations remotely, with minimal impact on our day-to-day operations. In addition, while the ultimate impact of the pandemic on our results of operations is uncertain and difficult to predict, we believe we are well positioned to fill a critical need in today’s world with essential tools and technologies to assist organizations with solutions that enhance the safety, security and well-being of their employees and visitors. In his daily briefing today, we heard Governor Cuomo, in New York, indicate that businesses will have to implement safety precautions to bring employees back to work with processes and procedures to address crowding and density. Our solution can support these necessary efforts by businesses to monitor physical distancing, facilitate digital contact tracing for the purpose of exposure notification, and identify areas within their facilities in which to focus increased cleaning efforts.”

Recent milestones:

●	Secured new customer relationships to deliver our mapping and wayfinding solutions to a variety of elite organizations including a large destination resort, a company with dozens of shopping centers in Europe and Asia, and a leading mental healthcare facility in North America

●	Expanded our partner and distribution relationships with the addition of Unified Systems, a systems integration company specializing in the design, installation and maintenance of IP-based technologies for companies within various marketplaces including gaming facilities, commercial and industrial companies, as well as government and public agencies, as an authorized reseller

●	Expanded collaboration and product integration activities with Mist Systems, a Juniper Networks Company, to integrate our new Ultra-Wideband (UWB) technology into their enterprise wireless infrastructure solutions

●	Received an order for our Inpixon Sensor 4000 products from Sengex, evidencing the continued recognition in the government sector of the value of our technology for increasing security by assisting in complying with regulations that mandate government agencies to take actions to mitigate mobile device security

●	Recognized as a Visionary in the 2020 Gartner Magic Quadrant for Indoor Location Services, Global

●	Won IoT Sensor Product of the Year Award

●	Expanded patent protection for mobile device tracking and management into Canada

Financial Results

Revenues for the first quarter ended March 31, 2020 were $1.8 million compared to $1.36 million for the comparable period in the prior year, for an increase of $441,000, or approximately 32%. The revenue increase was primarily due to an increase in revenue from mapping services. Gross margin for three months ended March 31, 2020 was 72% compared to 75% for the for the three months ended March 31, 2019. This decrease in margin is primarily due to lower margins associated with the increase in mapping services as a percentage of revenue during the first quarter ended March 31, 2020. Net loss attributable to stockholders for the three months ended March 31, 2020 was $6.2 million compared to a loss of $5.2 million for the comparable period in the prior year. The higher loss of approximately $1.0 million was primarily attributable to higher gross profit offset by higher operating and interest expense during the first quarter ended March 31, 2020. Non-GAAP Adjusted EBITDA for the three months ended March 31, 2020 was a loss of $3.9 million compared to a loss of $2.6 million for the prior period in 2019. EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is used by Inpixon management as a metric by which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the three months ended March 31, 2020 was a loss of ($0.92) per share compared to a loss of ($31.98) per share for the prior period in 2019. Proforma non-GAAP net income (loss) per share is used by the Company’s management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for stock based compensation, amortization of intangibles, provision for doubtful accounts, severance costs, acquisition costs, costs associated with public offerings  and one time charges including loss on the exchange of debt for equity and provision for valuation allowance on held for sale loan.

Conference Call

Management will host a conference call at 4:30 p.m. Eastern Time on Monday, May 11, 2020 to discuss the Company’s financial results, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-669-0684 for U.S. callers or +1 862-298-0702 for international callers, or on the Company’s Investors section of the website: ir.inpixon.com.

A webcast replay will be available on the Company’s Investors section of the website, ir.inpixon.com, through May 11, 2021. A telephone replay of the call will be available approximately one hour following the call, through May 18, 2020, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 34798.

About Inpixon

Inpixon® (Nasdaq: INPX) is an indoor intelligence company that specializes in capturing, interpreting and giving context to indoor data so it can be translated into actionable intelligence. The company’s indoor location and data platform ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position active cellular, Wi-Fi, UWB and Bluetooth devices. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, Inpixon’s solutions are leveraged by a multitude of industries to do good with indoor data. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of location awareness, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of Covid-19 on our results of operations, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon’s ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, including during a panel monitoring period ending on February 5, 2021, the ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for deemed dividends, other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for deemed dividends, stock based compensation, amortization of intangibles, provision for doubtful accounts, severance costs, acquisition costs, costs associated with public offerings  and one time charges including loss on the exchange of debt for equity and provision for valuation allowance on held for sale loan.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table in this press release.

Inpixon Contacts

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

###

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	March 31, 2020	December 31, 2019

ASSETS
Current Assets
Cash and cash equivalents	$6,111	$4,777
Accounts receivable, net	1,484	1,108
Notes and other receivables	76	74
Inventory	370	400
Prepaid assets and other current assets	334	406
Total Current Assets	8,375	6,765

Property and equipment, net	119	145
Operating lease right-of-use asset, net	1,375	1,585
Software development costs, net	1,533	1,544
Intangible assets, net	6,876	8,400
Goodwill	1,921	2,070
Receivable from related party	632	616
Other assets	107	94
Total Assets	$20,938	$21,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,794	$2,383
Accrued liabilities	1,713	1,863
Operating lease obligation	634	776
Deferred revenue	877	912
Short-term debt	9,028	7,304
Acquisition liability	502	502
Total Current Liabilities	14,548	13,740

Long Term Liabilities
Operating lease obligations, noncurrent	768	837
Other liabilities	7	7
Deferred tax liability, noncurrent	--	87
Acquisition liability, noncurrent	500	500
Total Liabilities	15,823	15,171

Commitments and Contingencies

Stockholders’ Equity
Pref Stock - $0.001 par value; 5,000,000 shares auth, consisting of Series 4 Convertible Pref Stock - 10,415 shares auth; 1 and 1 issued, and 1 and 1 outstanding as of Mar. 31, 2020 and Dec. 31, 2019, respectively, Series 5 Convertible Pref Stock - 12,000 shares auth; 126 and 126 issued, and 126 and 126 outstanding as of Mar. 31, 2020 and Dec. 31, 2019, respectively.	--	--
Common Stock - $0.001 par value; 250,000,000 shares authorized; 7,068,490 and 4,234,923 issued and 7,068,489 and 4,234,922 outstanding as of March 31, 2020 and December 31, 2019, respectively.	7	4
Additional paid-in capital	164,225	158,382
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	(517)	94
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(157,920)	(151,763)
Stockholders’ Equity Attributable to Inpixon	5,100	6,022

Non-controlling interest	15	26

Total Stockholders’ Equity	5,115	6,048

Total Liabilities and Stockholders’ Equity	$20,938	$21,219

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2020	2019
	(unaudited)
Revenues	$1,804	$1,363
Cost of Revenues	510	337

Gross Profit	1,294	1,026

Operating Expenses
Research and development	1,334	956
Sales and marketing	691	633
General and administrative	3,791	3,351
Acquisition-related costs	28	137
Amortization of intangibles	1,016	812
Total Operating Expenses	6,860	5,889

Loss from Operations	(5,566)	(4,863)

Other Income (Expense)
Interest expense, net	(621)	(356)
Loss on exchange of debt for equity	(86)	--
Other income/(expense)	18	69
Total Other Income (Expense)	(689)	(287)

Net Loss from Operations, before tax	(6,255)	(5,150)
Income tax benefit	87	--
Net Loss	(6,168)	(5,150)

Net Loss Attributable to Non-controlling Interest	(10)	(5)

Net Loss Attributable to Stockholders of Inpixon	$(6,158)	$(5,145)

Deemed dividend for triggering of warrant down round feature	--	(1,250)
Net Loss Attributable to Common Stockholders	$(6,158)	$(6,395)

Net Loss Per Share - Basic and Diluted	$(1.22)	$(64.01)

Weighted Average Shares Outstanding
Basic and Diluted	5,038,515	99,903

Comprehensive Loss
Net Loss	$(6,168)	$(5,150)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	(613)	(8)
Comprehensive Loss	$(6,781)	$(5,158)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2020	2019
Cash Flows Used In Operating Activities
Net loss	$(6,168)	$(5,150)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	210	231
Amortization of intangible assets	1,016	812
Amortization of right of use asset	157	83
Stock based compensation	399	890
Amortization of technology	--	17
Loss on exchange of debt for equity	86	--
Amortization of debt discount	868	250
Accrued interest income, related party	(16)	--
Provision for doubtful accounts	--	105
Income tax benefit	(87)	--
Other	29	79

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(416)	(639)
Inventory	29	(130)
Other current assets	65	61
Other assets	(16)	(100)
Accounts payable	(568)	(12)
Accrued liabilities	(113)	77
Deferred revenue	31	(62)
Operating lease liabilities	(156)	--
Other liabilities	115	(5)
Total Adjustments	1,633	1,657
Net Cash Used in Operating Activities	(4,535)	(3,493)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(16)	(16)
Investment in capitalized software	(193)	(239)
Net Cash Flows Used in Investing Activities	(209)	(255)

Cash Flows From Financing Activities
Net repayments to bank facility	(150)	(23)
Net proceeds from issuance of common stock, preferred stock and warrants	--	10,859
Net proceeds from issuance of common stock	1,252	--
Net proceeds from notes payable	1	(1)
Loans to related party	(184)	(4,909)
Repayments from related party	185	652
Net proceeds from promissory notes	5,000	--
Net Cash Provided By Financing Activities	6,104	6,578

Effect of Foreign Exchange Rate on Changes on Cash	(27)	(8)

Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	1,333	2,822

Cash, Cash Equivalents and Restricted Cash - Beginning of period	4,849	1,148

Cash, Cash Equivalents and Restricted Cash - End of period	$6,182	$3,970

Reconciliation of Non-GAAP Financial Measures:

	Three Months Ended
(In thousands)	March 31,
	2020	2019
Net loss attributable to common stockholders	$(6,158)	$(6,395)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	86	--
Settlement of litigation	--	6
Acquisition transaction/financing costs	28	137
Provision for doubtful accounts	--	105
Deemed dividend for triggering of warrant down round feature	--	1,250
Stock-based compensation – compensation and related benefits	399	890
Interest expense, net	621	356
Income tax benefit	(87)	--
Depreciation and amortization	1,226	1,043
Adjusted EBITDA	$(3,885)	$(2,608)

	Three Months Ended
(In thousands, except share data)	March 31,
	2020	2019
Net loss attributable to common stockholders	$(6,158)	$(6,395)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	86	--
Settlement of litigation	--	6
Acquisition transaction/financing costs	28	137
Provision for doubtful accounts	--	105
Deemed dividend for triggering of warrant down round feature	--	1,250
Stock-based compensation – compensation and related benefits	399	890
Amortization of intangibles	1,016	812
Proforma non-GAAP net loss	$(4,629)	$(3,195)
Proforma non-GAAP net loss per basic and diluted common share	$(0.92)	$(31.98)
Weighted average basic and diluted common shares outstanding	5,038,515	99,903